EXHIBIT 10.(4)












                       TRANSITION SERVICES AGREEMENT


                               by and between


                       FLORIDA PROGRESS CORPORATION,
                           a Florida corporation,


                                    and


                     ECHELON INTERNATIONAL CORPORATION,
                           a Florida corporation,


                       Dated as of December 16, 1996






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                       TRANSITION SERVICES AGREEMENT


                  This TRANSITION SERVICES AGREEMENT is dated as of December 16, 1996, between FLORIDA PROGRESS CORPORATION, a Florida corporation ("Florida Progress") and ECHELON INTERNATIONAL CORPORATION, a Florida corporation ("Echelon").

                            W I T N E S S E T H

                  WHEREAS, Florida Progress and Echelon have entered into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement") pursuant to which, among other matters, Florida Progress has agreed to provide, or cause one or more of its Subsidiaries to provide, to Echelon certain transitional, administrative and support services on the terms set forth in this Agreement and the Appendices hereto. Florida Progress shall sometimes hereinafter be referred to as "Provider", and Echelon shall sometimes hereinafter be referred to as "Recipient".

                  NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, each of Florida Progress and Echelon mutually covenant and agree as follows:


                                 ARTICLE I
                             SERVICES PROVIDED

                  1.1 Transition Services. Upon the terms and subject to the conditions set forth in this Agreement, with respect to each of those services set forth in an Appendix hereto, each of which Appendices is made a part of this Agreement, Provider will provide to Recipient the services indicated in such Appendix (hereinafter referred to individually as a "Transition Service", and collectively as the "Transition Services") during the time period for each such Transition Service set forth in such Appendix (hereinafter referred to as the "Time Periods" for all of the Transition Services, and the "Time Period" for each Transition Service).

                  1.2 Personnel. In providing the Transition Services, Provider as it deems necessary or appropriate in its sole discretion, may (i) use the personnel of Provider or its Affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of Provider or are reasonably necessary for the efficient performance of any of such Transition Services. Recipient may retain at its own expense its own consultants and other professional advisers.

                  1.3 Representatives. Florida Progress and Echelon shall each nominate a representative to act as its primary



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contact person for the provision of all of the Transition Services (the "Primary
Coordinators"). The initial Primary Coordinators shall be James Smallwood for Provider and Darryl LeClair for Recipient. The initial coordinators for each specific Transition Service shall be the individuals named in the Appendix relating to such Transition Service (the "Service Coordinators"). Each party may treat an act of a Primary Coordinator or a Service Coordinator of the other party, as being authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator or such Service Coordinator, as the case may be, had authority to so act. Provider and Recipient shall advise each other in writing of any change in their respective Primary Coordinator or in any Service Coordinator, setting forth the name of the Primary Coordinator or Service Coordinator, as the case may be, to be replaced and the name of the replacement, and certifying that the replacement Primary Coordinator or Service Coordinator is authorized to act for such party in all matters relating to this Agreement. Each of Provider and Recipient agree that all communications relating to the provision of the Transition Services shall be directed to the Primary Coordinators.

                  1.4 Level of Transition Services. (a) Provider shall perform the Transition Services following commonly accepted standards of care in the industry and exercising the same degree of care as it exercises in performing the same or similar services for its own account as of the date of this Agreement, with priority equal to that provided to its own businesses or those of any of its Affiliates, Subsidiaries or divisions. Nothing in this Agreement shall require Provider to favor the businesses of Recipient over its own businesses or those of any of its Affiliates, Subsidiaries or divisions.

                  (b) Provider shall not be required to provide Recipient with extraordinary levels of Transition Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made after the Distribution Date by Provider.

                  (c) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transition Services, Recipient agrees that the Transition Services provided by third parties shall be subject to the terms and conditions of any agreements between Provider and such third parties.

                  1.5 Limitation of Liability. In the absence of gross negligence or willful misconduct on the part of Provider, and whether or not Provider is negligent, Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide



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Transition Services to Recipient. Notwithstanding anything to the contrary contained herein, in the event Provider commits an error with respect to or incorrectly performs or fails to perform any Transition Service, at Recipient's request, Provider shall use reasonable efforts and good faith to correct such error, re-perform or perform such Transition Service at no additional cost to Recipient; provided, that Provider shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Transition Service in question.

                  1.6 Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each party hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, the affected party may terminate the Agreement with the defaulting party by providing written notice thereto.

                  1.7 Modification of Procedures. Provider may make changes from time to time in its standards and procedures for performing the Transition Services. Notwithstanding the foregoing sentence, unless required by law, Provider shall not implement any substantial changes affecting Recipient unless:

                  (a)      Provider has furnished Recipient notice thereof;

                  (b) Provider changes such procedures for its own businesses at the same time; and

                  (c) Provider gives Recipient a reasonable period of time for Recipient (i) to adapt its operations to accommodate such changes or (ii) to reject the proposed changes. In the event Recipient fails to accept or reject a proposed change on or before a date specified in such notice of change, Recipient shall be deemed to have accepted such change. In the event Recipient rejects a proposed change but does not terminate this Agreement, Recipient agrees to pay any charges resulting from Provider's need to maintain different versions of the same systems, procedures, technologies, or services or resulting from requirements of third party vendors or suppliers.

                  1.8 No Obligation to Continue to Use Services. Recipient shall not have any obligation to continue to use any of the Transition Services and may delete any Transition Service by giving Provider notice thereof in accordance with the notice



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provisions herein and in the Appendix relating to such Transition
Service.

                  1.9 Provider Access. To the extent reasonably required for personnel of Provider to perform the Transition Services, Recipient shall provide personnel of Provider with access to its data, equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.


                                 ARTICLE II
                                COMPENSATION

                  2.1 Consideration. As consideration for the Transition Services, Recipient shall pay to Provider the amount specified for each such Transition Service as set forth in the Appendix relating to such Transition Service.

                  2.2 Invoices. After the end of each quarter, Provider, together with its Affiliates or Subsidiaries providing Transition Services will submit one invoice to Recipient for all Transition Services provided to Recipient by Provider during such quarter. Such invoices shall be issued no later than the fifteenth day after the end of the invoice period. Each invoice shall include a summary list of the previously agreed upon Transition Services for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total amount set forth on such summary list and such supporting detail shall equal the invoice total. All invoices shall be sent to Recipient at the following address or to such other address as Recipient shall have specified by notice in writing to Provider referenced on each such invoice:


                  Echelon International Corporation
                  One Progress Plaza
                  Suite 2400
                  St. Petersburg, Florida  33701
                  Attention:  Chief Executive Office
                  Fax: (813) 824-6536


                  2.3 Payment of Invoices. (a) Payment of all invoices in respect of a Transition Service shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30) days of the invoice date unless otherwise specified in the Appendix relating to such Transition Service. All payments shall be made to such accounts as may be notified by the Provider to the Recipient from time to time.




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                  (b) If any payment is not paid when due, Provider shall have the right, without any liability to Recipient, or anyone claiming by or through Recipient, to immediately cease providing any or all of the Transition Services provided by Provider to Recipient, which right may be exercised by Provider in its sole and absolute discretion.


                                ARTICLE III
                              CONFIDENTIALITY

                  3.1 Obligation. Each of (i) Florida Progress and the Florida Progress Subsidiaries and (ii) Echelon shall not use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other party received pursuant to or in connection with this Agreement.

                  3.2 Care and Inadvertent Disclosure. With respect to any confidential information, each party agrees as follows:

                           (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

                           (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of Section 1.5 above, the other party shall be entitled to pursue any other remedy which may be available to it.


                                 ARTICLE IV
                            TERM AND TERMINATION

                  4.1 Term. This Agreement shall become effective on the Distribution Date and shall remain in force until the expiration of the longest Time Period specified in any Appendix hereto, including any extension thereof, unless all of the Transition Services are deleted by Recipient in accordance with Section 1.8 above, or this Agreement is terminated under Section 1.6 above or Sections 4.3 or 6.16 below prior to the end of such Time Period.




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                  4.2 Extension. Subject to the earlier termination of this
Agreement in accordance with Section 1.6 above or Sections 4.3 or 6.16 below, Recipient may extend each Time Period for a Transition Service for the time period, if any, set forth in the relevant Appendix by giving Provider the period of prior written notice set forth in such Appendix prior to the end of the Time Period in question.

                  4.3 Termination. If either party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than a payment default), the other party (hereinafter referred to as a "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if such failure or default is not cured within 15 days of such written notice. If any failure or default so specified is not cured within such 15 day period, the Non-Defaulting Party may elect to immediately terminate this Agreement with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute in accordance with Article V hereof. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party. Nothing in this Section 4.3 shall limit Provider's rights under Section 2.3(b).

                  4.4 Termination of Obligations. Recipient specifically agrees and acknowledges that all obligations of Provider to provide each Transition Service shall immediately cease upon the expiration of the Time Period (and any extension thereof in accordance with Section 4.2) for such Transition Service, and Provider's obligations to provide all of the Transition Services shall immediately cease upon the termination of this Agreement. Upon the cessation of Provider's obligation to provide any Transition Service, Recipient shall immediately cease using, directly or indirectly, such Transition Service (including, without limitation, any and all software of Provider or third party software provided through Provider, telecommunications services or equipment, or computer systems or equipment).

                  4.5 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Article III, and (b) Provider's right to receive the compensation for the Transition Services provided by it hereunder provided in Section 2.1 above incurred prior to the effective date of termination.





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                                 ARTICLE V
                             DISPUTE RESOLUTION

                  5.1 Dispute Resolution. Any disputes arising out of or in connection with this Agreement shall be settled in accordance with the dispute resolution mechanisms set forth in Article VIII of the Distribution Agreement.


                                 ARTICLE VI
                               MISCELLANEOUS

                  6.1 Complete Agreement; Construction. This Agreement, including the Appendices hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Appendix hereto, the Appendix shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any other Ancillary Agreement, this Agreement shall control.

                  6.2 Other Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the other
Ancillary Agreements.

                  6.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to the other party.

                  6.4 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  6.5 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

            To Florida Progress Corporation:
            One Progress Plaza
            St. Petersburg, Florida  33701
            Attn:  General Counsel




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           To Echelon International Corporation
           One Progress Plaza
           Suite 2400
           St. Petersburg, Florida 33701
           Attn:  Chief Executive Officer


                  6.6 Waivers. The failure of any party to require strict performance by the other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  6.7 Amendments. Subject to the terms of Section 4.2 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  6.8 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  6.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  6.10 Subsidiaries. Provider shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein or in any Appendix hereto to be performed by any Florida Progress Subsidiary.

                  6.11 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  6.12 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  6.13 Appendices. The Appendices shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. In the event of any inconsistency between the terms of any Appendix and the terms set forth in the main body of this Agreement, the terms of the Appendix shall govern.




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                  6.14  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE
STATE OF FLORIDA.

                  6.15 Consent to Jurisdiction. Without limiting the provisions of Article V hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of the State of Florida, Pinellas County, and (b) the United States District Court for the Middle District of Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Middle District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of the State of Florida, Pinellas County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this
Section 6.15. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Circuit Court of the State of Florida, Pinellas County, or (ii) the United States District Court for the Middle District of Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  6.16 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.17 Laws and Government Regulations. Recipient, shall be responsible for (i) compliance with all laws and governmental regulations affecting its businesses and (ii) any use Recipient may make of the Transition Services to assist it in complying with such laws and governmental regulations.

                  6.18 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being



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understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties. The parties do not intend to waive any privileges or rights to which they may be entitled.

                  6.19 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Distribution Agreement.





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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                     FLORIDA PROGRESS CORPORATION, a
                                       Florida corporation


                                     By:/s/James V. Smallwood
                                          ---------------------------
                                        Name: James V. Smallwood
                                        Title: Vice President & Treasurer


                                     ECHELON INTERNATIONAL CORPORATION,
                                       a Florida Corporation


                                     By:/s/Darryl A. LeClair
                                          ---------------------------
                                        Name: Darryl A. LeClair
                                        Title: President and
                                                Chief Executive Officer





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                                     APPENDIX TO TRANSITION SERVICES AGREEMENT
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Description of Transition Service:

General information technology support and services including, but not limited to, access to cc-mail, use of server 11-1 and support of personal computers.

Payment:

Payment for services rendered shall be at a market rate which the parties agree will be cost plus ten percent.

Time Period (including terms of extension, if any):

As of the date of this agreement through December 31, 1996.

Service Coordinator for Provider:

Art Sciarrotta, Vice President of Information Technology, Florida Power Corporation

Service Coordinator for Recipient:

Larry Newsome, Senior Vice President, Chief Financial Officer, Secretary and Treasurer,
Echelon International Corporation

Notice Period for Deletion of Transition Services:

10 days

Any Other Terms:

Not applicable



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                                     APPENDIX TO TRANSITION SERVICES AGREEMENT


Description of Transition Service:

General tax assistance necessary to allow Echelon to perform its obligations under the tax sharing agreement entered into by Florida Progress and Echelon dated as of the date hereof (the "Tax Sharing Agreement"). Such assistance shall include, but not be limited to, assistance in the preparation of any tax return for which Echelon is responsible for preparing under the Tax Sharing Agreement.

Payment:

Payment for services rendered shall be at a market rate which the parties agree will be cost plus ten percent.

Time Period (including terms of extension, if any):

As of the date of this agreement through filing of all tax returns relating to any taxable period ending on or before December 31, 1996.


Service Coordinator for Provider:

Tricia Morrison, Director, Federal Tax Services, Florida Power Corporation

Service Coordinator for Recipient:

Larry Newsome, Senior Vice President, Chief Financial Officer, Secretary and Treasurer,
Echelon International Corporation

Notice Period for Deletion of Transition Services:

10 days

Any Other Terms:

Not applicable



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                                     APPENDIX TO TRANSITION SERVICES AGREEMENT


Description of Transition Service:

Assistance with human resources through providing recruiting assistance and physical examinations and testing for new hires through June 30, 1997 and providing processing of payroll and employee benefits through the last pay period in 1996.

Payment:

Payment for services rendered shall be at a market rate which the parties agree will be cost plus ten percent.

Time Period (including terms of extension, if any):

As of the date of this agreement through June 30 1997, with respect to providing assistance in recruiting and providing physical examinations and testing for new hires. As the date of this agreement through December 31, 1996, with respect to providing processing of payroll and employee benefits, provided, the time period may be extended for up to three months.

Service Coordinator for Provider:

Patricia Blizzard, Vice President, Human Resources, Florida Power Corporation

Service Coordinator for Recipient:

Darryl LeClair, President and Chief Executive Officer, Echelon International Corporation

Notice Period for Deletion of Transition Services:

10 days

Any Other Terms:

Not applicable



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                                                         APPENDIX TO TRANSITION SERVICES AGREEMENT


Description of Transition Service:

General corporate secretarial support including, but not limited to, assistance with the preparation of corporate resolutions, minutes and agendas, assistance with the CPOA annual meeting schedule to be held on January 31, 1997 and the PCC Delaware year-end transaction.

Payment:

Payment for services rendered shall be at a market rate which the parties agree will be cost plus ten percent.

Time Period (including terms of extension, if any):

As of the date of this agreement through the end of the annual meeting first held in 1997, but no later than June 30, 1997.

Service Coordinator for Provider:

Kathleen Haley, Corporate Secretary, Florida Progress Corporation

Service Coordinator for Recipient:

Susan Johnson, Vice President, Administration and Legal Services and Corporate Secretary
of Echelon International Corporation

Notice Period for Deletion of Transition Services:

10 days

Any Other Terms:

Not applicable


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